Exhibit 4.1

RESTATED CERTIFICATE OF INCORPORATION

OF

OCCIDENTAL PETROLEUM CORPORATION

Occidental Petroleum Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the DGCL”), does hereby certify:

1. The name of the Corporation is Occidental Petroleum Corporation, which is the name under which the Corporation was originally incorporated.

2. The original Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on April 9, 1986. A Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on May 20, 1986.

3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation without a vote of the stockholders in accordance with Section 245 of the DGCL.

4. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation, as heretofore amended and supplemented, and there is no discrepancy between the provisions of the Certificate of Incorporation, as heretofore amended and supplemented, and the provisions of this Restated Certificate of Incorporation.

5. The text of the Certificate of Incorporation of the Corporation is restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is OCCIDENTAL PETROLEUM CORPORATION.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

ARTICLE IV

The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 550,000,000 shares, divided into 500,000,000 shares of Common Stock, par value $.20 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share.

The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited, in any such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, with all such holders voting as a single class.

Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

A. Subject to any rights granted in a Preferred Stock Designation to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

B. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

C. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

ARTICLE VI

A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in such manner as may be provided in, the By-laws of the Corporation. All directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case will a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall be in addition to the number of directors provided for in the By-laws of the Corporation.

B. The directors shall have the power to adopt, amend or repeal the By-laws of the Corporation.

C. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section C of Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the By-laws of the Corporation.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Donald P. de Brier, its Executive Vice President and Secretary, and attested by Elizabeth H. Bellamy, one of its Assistant Secretaries, this 12th day of November, 1999.

By:	/s/ Donald P. de Brier
	Name:	Donald P. de Brier
	Title:	Executive Vice President and Secretary

ATTEST

By:	/s/ Elizabeth H. Bellamy
	Name:	Elizabeth H. Bellamy
	Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

OCCIDENTAL PETROLEUM CORPORATION

Occidental Petroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation on February 16, 2006, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of common stock (the “Amendment”), declaring the Amendment to be advisable, and directing that the Amendment be considered at the next annual meeting of the stockholders of the Corporation.

SECOND: That thereafter on May 5, 2006, the 2006 annual meeting of the Corporation was duly held in accordance with the by-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of stock as required by statute were voted in favor of the following resolution adopting the Amendment:

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

INCREASING AUTHORIZED CAPITAL STOCK

RESOLVED, that Article IV of the Restated Certificate of Incorporation, as amended, of this Corporation be amended so that in its entirety, said Article IV shall read as set forth below:

“ARTICLE IV

The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 1,150,000,000 shares, of which 1,100,000,000 shares shall be shares of Common Stock, par value $.20 per share, and 50,000,000 shares shall be shares of Preferred Stock, par value $1.00 per share.

The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix, from time to time, before issuance, the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited, in any such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of, the assets of the Corporation;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, with all such holders voting as a single class.

Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.”

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Donald P. de Brier, its Executive Vice President and Secretary, this 5th day of May, 2006.

By	/s/ Donald P. de Brier
Donald P. de Brier
Executive Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

OCCIDENTAL PETROLEUM CORPORATION

Occidental Petroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation on December 11, 2008, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation to permit holders of at least 25 percent of the outstanding common stock to call special meetings (the “Amendment”), declaring the Amendment to be advisable, and directing that the Amendment be considered at the next annual meeting of the stockholders of the Corporation.

SECOND: That thereafter on May 1, 2009, the 2009 annual meeting of the Corporation was duly held in accordance with the by-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of stock as required by statute were voted in favor of the following resolution adopting the Amendment:

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

RESOLVED, that Article V of the Restated Certificate of Incorporation, as amended, of this Corporation be amended so that in its entirety, said Article V shall read as set forth below:

“ARTICLE V

A. Subject to any rights granted in a Preferred Stock Designation to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

B. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

C. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Subject to compliance with the procedures set forth in the By-laws of the Corporation, special meetings may be called by the Secretary of the Corporation upon the written request of the record holders of at least 25% of the outstanding common stock of the Corporation. Special meetings of stockholders of the Corporation may not be called by any other person or persons.”

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Donald P. de Brier, its Executive Vice President and Secretary, this 1st day of May, 2009.

By	/s/ Donald P. de Brier
Donald P. de Brier
Executive Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

OCCIDENTAL PETROLEUM CORPORATION

Occidental Petroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation on October 11, 2013, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation to permit the stockholders to act by written consent (the “Amendment”), declaring the Amendment to be advisable, and directing that the Amendment be considered at the next annual meeting of the stockholders of the Corporation.

SECOND: That thereafter on May 2, 2014, the 2014 annual meeting of the Corporation was duly held in accordance with the by-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of stock as required by statute were voted in favor of the following resolution adopting the Amendment:

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

RESOLVED, that Article V of the Restated Certificate of Incorporation, as amended, of this Corporation be amended so that in its entirety, said Article V shall read as set forth below:

“ARTICLE V

A. All actions required or permitted to be taken by the holders of Common Stock of the Corporation may be effected by the written consent of such holders pursuant to Section 228 of the DGCL; provided that no such action may be effected except in accordance with the provisions of this Article V.A and applicable law.

(a)

Request for Record Date. The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article V.A. Any holder of Common Stock of the Corporation seeking to have such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of this Corporation, delivered to this Corporation and signed by holders of record at the time such notice is delivered holding shares representing in the aggregate at least 20% of the outstanding shares of Common Stock of the Corporation, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Article V.A. Following delivery of the notice, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information required by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent under paragraph (c) of the Article V.A, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose (unless the

Board of Directors shall have previously fixed a record date therefor). The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a notice complying with the second and third sentences of this paragraph (a) has been duly delivered to the Secretary of the Corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date after the expiration of the ten day time period on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article V.A; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)	Notice Requirements. Any notice required by paragraph (a) of this Article V.A must be delivered by the holders of record of at least twenty percent (20%) of the outstanding shares of Common Stock of the Corporation entitled to vote on the matter (with evidence of such ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by the By-laws of the Corporation, as amended from time to time, as though such stockholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of stockholders, as applicable, and (ii) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the By-laws of the Corporation). The Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the Corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (c) of this Article V.A.

(c)	Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date for such action is delivered to the Corporation during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date for such action is delivered to the Corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date was delivered to the Corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholders meeting that has been called by the time the request for a record date is delivered to the Corporation but not yet held, (vi) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law, or (vii) sufficient written consents are not dated and delivered to the Corporation prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting.

(d)	Manner of Consent Solicitation. Holders of Common Stock of the Corporation may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of this Corporation entitled to vote on the matter and in accordance with applicable law.

(e)	Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article V.A, consents signed by a sufficient number of stockholders to take such action are so delivered to this Corporation.

(f)	Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more members of the Board of Directors, the Secretary of this Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate one or more persons, who shall not be members of the Board of Directors, to serve as inspector(s) with respect to such Consent, and such inspector(s) shall discharge the functions of the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, under this Article V.A. If after such investigation the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the inspector(s), as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of this Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the inspector(s), as the case may be, may, at the expense of this Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g)

Effectiveness of Consent. Notwithstanding anything in the Certificate of Incorporation to the contrary, no action may be taken by written consent of the holders of Common Stock of the Corporation except in accordance with this Article

V.A. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article V.A, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article V.A, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate, or the inspector(s), as applicable, certify to this Corporation that the Consents delivered to this Corporation in accordance with paragraph (f) of this Article V.A, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and the Certificate of Incorporation.

(h)	Challenge to Validity of Consent. Nothing contained in this Article V.A shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the inspector(s), as the case may be, or to prosecute or defend any litigation with respect thereto.

(i)	Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article V.A shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Subject to compliance with the procedures set forth in the By-laws of the Corporation, special meetings may be called by the Secretary of the Corporation upon the written request of the record holders of at least 25% of the outstanding common stock of the Corporation. Special meetings of stockholders of the Corporation may not be called by any other person or persons.”

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Donald P. de Brier, its Corporate Executive Vice President and Corporate Secretary, this 2nd day of May, 2014.

By	/s/ Donald P. de Brier
Donald P. de Brier
Corporate Executive Vice President and Corporate Secretary